Exhibit 99.1

Contact:	John Collopy
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Fourth Quarter and Year Ended December 31, 2014

Fourth Quarter Adjusted EPS from Continuing Operations Increases 11% to 71 Cents
Reported Fourth Quarter EPS from Continuing Operations of 55 Cents

2014 Adjusted EPS from Continuing Operations Increases 11% to $3.02
Reported EPS from Continuing Operations of $1.67

Operating Cash Flows Increase by 23% in 2014
Free Cash Flow Increases more than 100% to $110 Million in 2014

MILWAUKEE—February 5, 2015 — Sensient Technologies Corporation (NYSE: SXT) reported fourth quarter adjusted earnings per share from continuing operations of 71 cents, an increase of 10.9% over last year’s adjusted earnings per share from continuing operations of 64 cents.  Consolidated revenue was $342.8 million and $350.1 million in the fourth quarters of 2014 and 2013, respectively.  Adjusted operating income increased 7.6% to $48.0 million compared to $44.6 million of adjusted operating income reported in the fourth quarter of 2013.  Sensient’s adjusted operating margin increased 130 basis points to 14.0% in the fourth quarter.  The adjusted results eliminate the impact of the 2014 and 2013 restructuring costs, which are discussed in more detail below.  As reported, diluted earnings per share from continuing operations were 55 cents and 57 cents in the fourth quarters of 2014 and 2013, respectively.   Reported operating income was $36.2 million in this year’s fourth quarter compared to $38.9 million in last year’s fourth quarter.  Operating income was reduced by restructuring costs of $11.8 million and $5.7 million, in the fourth quarters of 2014 and 2013, respectively.  As reported, operating margins were 10.6% in the fourth quarter of this year and 11.1% in last year’s fourth quarter.  Foreign currency translation reduced consolidated revenue and operating income, as reported, by 3.9% and 4.4%, respectively, in the fourth quarter.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter and Year Ended December 31, 2014
February 5, 2015

For the year ended December 31, 2014, adjusted earnings per share from continuing operations were $3.02 compared to $2.73 in 2013, an increase of 10.6%.  Consolidated revenue was approximately $1.45 billion in both 2014 and 2013.  Adjusted operating income was $221.2 million in 2014, an increase of 7.6% over the adjusted operating income of $205.5 million in 2013.  The 2014 adjusted operating margin was 15.3%, an increase of 120 basis points over last year’s margin.  As reported, earnings per share from continuing operations were $1.67 and $2.29 in 2014 and 2013, respectively.  Operating income, as reported, was $130.7 million in 2014 compared to $173.8 million in 2013.  The 2014 operating margin, as reported, was 9.0%.  Restructuring and other costs were $90.6 million in 2014, compared to $31.7 million last year.

  Sensient initiated a restructuring plan in the first quarter of 2014 to eliminate underperforming operations, consolidate manufacturing facilities, and improve efficiencies within the Company.  In 2013, the Company incurred restructuring costs to relocate the headquarters of the Flavors & Fragrances Group and consolidate manufacturing facilities.  As noted above, the Company’s continuing operations incurred pre-tax restructuring costs of $11.8 million in the fourth quarter of 2014, including $4.1 million of non-cash charges for the write-down of fixed assets.  For the full year, restructuring and other costs for continuing operations were $90.6 million, including $65.3 million of non-cash charges.  In 2013, restructuring costs were $5.7 million in the fourth quarter and $31.7 million for the full year.  In connection with the restructuring plan, the Company stopped operating a business unit in the Color Group during the year, and its results are being reported as a discontinued operation for all periods reported.  The reported loss from discontinued operations includes both operating losses and restructuring costs related to this business unit, net of tax.

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter and Year Ended December 31, 2014
February 5, 2015

Cash provided by operating activities increased 73.5% to $62.1 million in the quarter, compared to $35.8 million in last year’s comparable quarter.   For the full year, operating cash flows increased 23.2% to $189.2 million.  Free cash flow, representing cash flow from operations less capital expenditures, was $109.8 million in 2014, more than twice the free cash flow generated in 2013.  The strong cash flows in both the fourth quarter and full-year periods were driven by higher cash earnings and working capital reductions in the second half of the year.  The Company repurchased 500,000 shares of its common stock in the fourth quarter, and 2.5 million shares during 2014.  Including dividend payments, the Company returned $185 million to its stockholders during the year.

“It was a successful year for Sensient,” said Paul Manning, President and CEO of Sensient Technologies Corporation.  “The Color and Asia Pacific Groups delivered strong performances, and the Flavors & Fragrances Group continues to make progress on its strategic initiatives.  Our strategy is working, and we remain committed to delivering sustainable long term value to our shareholders.”

BUSINESS REVIEW

The Color Group reported revenue of $115.7 million and $116.2 million in the fourth quarters of 2014 and 2013, respectively.  Operating income increased 3.4% to $24.9 million from $24.1 million in last year’s fourth quarter. The Color Group’s operating margin increased 70 basis points to 21.5% in the quarter, led by strong performances from the digital inks and the North American food and beverage color businesses. Foreign currency translation reduced both revenue and operating income by approximately five percent in the fourth quarter.  In local currency, fourth quarter revenue and operating income increased by 4.3% and 8.5%, respectively.

For the full year, Color Group revenue was $508.1 million, an increase of 2.6% from the $495.1 million reported last year.  Operating income increased 6.5% to $114.9 million compared to $107.9 million for the comparable period last year.  Foreign currency translation reduced both revenue and operating income by approximately one percent for the year.  In local currency, revenue and operating income increased by 3.7% and 7.3%, respectively.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter and Year Ended December 31, 2014
February 5, 2015

The Flavors & Fragrances Group reported fourth quarter revenue of $201.9 million compared to the $209.0 million reported in the fourth quarter of 2013.  Several of the Group’s businesses reported operating profit growth and higher margins in the quarter as the Company continued its efforts to reduce costs and strategically reposition the Group by emphasizing higher margin, differentiated products.  For the Group as a whole, operating income declined to $25.4 million, compared to $28.7 million in last year’s fourth quarter as a result of soft demand across several markets.  Foreign currency translation reduced revenue by 3.4% and operating income by 1.2% in the fourth quarter.

The Flavors & Fragrances Group reported revenue of $847.0 million and $876.5 million in 2014 and 2013, respectively.  Operating income was $119.1 million for the year compared to $120.3 million last year.  Foreign currency translation reduced both revenue and operating income by approximately one percent in 2014.  In local currency, revenue was off about three percent, and operating income was comparable to 2013.

The Corporate & Other segment, which includes the Company’s operations in Asia Pacific, and the flavor businesses in Central and South America, reported revenue of $36.2 million and $36.5 million in the fourth quarters of 2014 and 2013, respectively.  For the full year, revenue was $146.7 million compared to $145.2 million reported last year.  Foreign currency translation reduced revenue by approximately three percent for both the fourth quarter and full year periods.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter and Year Ended December 31, 2014
February 5, 2015

2015 OUTLOOK

Foreign currency exchange rates will have a significant effect on Sensient’s 2015 reported results due to the stronger U.S. dollar.  In addition, the recent strengthening of the Swiss Franc will have a further impact on the reported growth within the Color Group in 2015.  Based on current exchange rates, Sensient expects 2015 reported earnings per share from continuing operations to be within a range of $3.02 and $3.12, excluding restructuring costs.

CONFERENCE CALL

The Company will host a conference call to discuss its 2014 fourth quarter and year-end financial results at 10:00 a.m. CST on Friday, February 6, 2015.  To participate in the conference call, please contact InterCall Teleconferencing at (706) 758-1089 and refer to conference identification number 64152150.  A webcast of the conference call will be available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay will be available beginning at 1:00 p.m. CST on February 6, 2015, through midnight on February 13, 2015, by calling (404) 537-3406 and referring to conference identification number 64152150.  A transcript of the call will also be posted on the Company’s web site at www.sensient.com after the call concludes.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company's ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

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Sensient Technologies Corporation	Page 6
Earnings Release – Quarter and Year Ended December 31, 2014
February 5, 2015

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)

Consolidated Statements of Earnings	Three Months Ended December 31,			Twelve Months Ended December 31,

	2014	2013	% Change	2014	2013	% Change

Revenue	$342,819	$350,120	-2.1%	$1,447,821	$1,462,126	-1.0%

Cost of products sold	229,714	234,189	-1.9%	959,311	987,080	-2.8%
Selling and administrative expenses	76,864	77,035	-0.2%	357,845	301,266	18.8%

Operating income	36,241	38,896	-6.8%	130,665	173,780	-24.8%
Interest expense	4,201	3,830		16,067	16,147

Earnings before income taxes	32,040	35,066		114,598	157,633
Income taxes	5,711	6,777		32,827	43,335

Earnings from continuing operations	26,329	28,289		81,771	114,298
Loss from discontinued operations, net of tax	(974)	(240)		(8,125)	(1,003)
Net earnings	$25,355	$28,049		$73,646	$113,295

Earnings per share of common stock:
Basic:
Continuing operations	$0.55	$0.57	-3.5%	$1.69	$2.30	-26.5%
Discontinued operations	(0.02)	-		(0.17)	(0.02)
Earnings per share of common stock	$0.53	$0.56	-5.4%	$1.52	$2.28	-33.3%

Diluted:
Continuing operations	$0.55	$0.57	-3.5%	$1.67	$2.29	-27.1%
Discontinued operations	(0.02)	-		(0.17)	(0.02)
Earnings per share of common stock	$0.53	$0.56	-5.4%	$1.51	$2.27	-33.5%

Average common shares outstanding:
Basic	47,712	49,796	-4.2%	48,525	49,755	-2.5%

Diluted	48,047	50,004	-3.9%	48,819	49,934	-2.2%

Reconciliation of Non-GAAP Amounts

The Company's 2014 results from continuing operations include pre-tax restructuring and other charges of $11.8 million ($7.7 million after-tax or $0.16 per share) and $90.6 million ($65.5 million after-tax or $1.34 per share) for the three and twelve months ended December 31, 2014, respectively, related to eliminating underperforming operations, consolidating manufacturing facilities, improving efficiencies within the Company and other items.  The Company's 2013 results from continuing operations include pre-tax restructuring charges of $5.7 million ($3.5 million after-tax or $0.07 per share) and $31.7 million ($22.0 million after-tax or $0.44 per share) for the three and twelve months ended December 31, 2013, respectively, related to the 2013 restructuring program.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Operating income from continuing operations (GAAP)	$36,241	$38,896	-6.8%	$130,665	$173,780	-24.8%
Restructuring - Cost of products sold	-	423		1,914	1,840
Restructuring & other - Selling and administrative	11,763	5,311		88,636	29,895
Adjusted operating income	$48,004	$44,630	7.6%	$221,215	$205,515	7.6%

Net earnings from continuing operations (GAAP)	$26,329	$28,289	-6.9%	$81,771	$114,298	-28.5%
Restructuring & other, before tax	11,763	5,734		90,550	31,735
Tax impact of restructuring & other	(4,113)	(2,264)		(25,014)	(9,776)
Adjusted net earnings	$33,979	$31,759	7.0%	$147,307	$136,257	8.1%

Diluted EPS from continuing operations (GAAP)	$0.55	$0.57	-3.5%	$1.67	$2.29	-27.1%
Restructuring & other, net of tax	0.16	0.07		1.34	0.44
Adjusted diluted EPS	$0.71	$0.64	10.9%	$3.02	$2.73	10.6%

These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Note: Earnings per share calculations may not foot due to rounding differences.

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Sensient Technologies Corporation	Page 8
(In thousands, except per share amounts)

Results by Segment	Three Months Ended December 31,			Twelve Months Ended December 31,

Revenue	2014	2013	% Change	2014	2013	% Change

Flavors & Fragrances	$201,949	$209,033	-3.4%	$847,022	$876,502	-3.4%
Color	115,671	116,187	-0.4%	508,077	495,057	2.6%
Corporate & Other	36,204	36,458	-0.7%	146,739	145,179	1.1%
Intersegment elimination	(11,005)	(11,558)		(54,017)	(54,612)

Consolidated	$342,819	$350,120	-2.1%	$1,447,821	$1,462,126	-1.0%

Operating Income

Flavors & Fragrances	$25,431	$28,683	-11.3%	$119,093	$120,278	-1.0%
Color	24,924	24,115	3.4%	114,884	107,873	6.5%
Corporate & Other	(14,114)	(13,902)		(103,312)	(54,371)

Consolidated	$36,241	$38,896	-6.8%	$130,665	$173,780	-24.8%

Beginning in the first quarter of 2014, the results of operations for the Company’s Fragrances businesses in Asia Pacific and China, previously reported in the Corporate & Other segment, are reported in the Flavors & Fragrances Group, and the results of operations for the Company’s pharmaceutical flavors business, previously reported in the Flavors & Fragrances Group, are reported in the Color Group with the pharmaceutical colors business.  Results for 2013 have been restated to reflect this change. During the year ended December 31, 2014, one of the business units in the Color Group met the criteria as a discontinued operation and is classified accordingly in the Company's Consolidated Statements of Earnings for all periods presented. Restructuring and other charges related to continuing operations are reported in the Corporate & Other segment.

Consolidated Condensed Balance Sheets December 31,	2014	2013

Current assets	$759,389	$789,825
Goodwill & intangible assets (net)	432,874	467,815
Property, plant, and equipment (net)	495,567	565,308
Other assets	77,376	47,786

Total Assets	$1,765,206	$1,870,734

Current liabilities	$224,905	$222,893
Long-term debt	451,011	348,124
Accrued employee and retiree benefits	24,983	28,538
Other liabilities	17,372	28,495
Shareholders' Equity	1,046,935	1,242,684

Total Liabilities and Shareholders' Equity	$1,765,206	$1,870,734

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)

Consolidated Statements of Cash Flows Twelve Months Ended December 31,	2014	2013

Net cash provided by operating activities	$189,188	$153,553

Cash flows from investing activities:
Acquisition of property, plant and equipment	(79,398)	(104,246)
Proceeds from sale of assets	1,029	6,225
Other investing activity	(780)	(208)

Net cash used in investing activities	(79,149)	(98,229)

Cash flows from financing activities:
Proceeds from additional borrowings	213,985	194,973
Debt payments	(128,186)	(198,686)
Purchase of treasury stock	(137,192)	-
Dividends paid	(47,893)	(45,513)
Proceeds from options exercised and other	733	1,007

Net cash used in financing activities	(98,553)	(48,219)

Effect of exchange rate changes on cash and cash equivalents	(10,993)	(2,331)

Net increase in cash and cash equivalents	493	4,774
Cash and cash equivalents at beginning of period	19,836	15,062
Cash and cash equivalents at end of period	$20,329	$19,836

Supplemental Information Twelve Months Ended December 31,	2014	2013

Depreciation and amortization	$51,456	$52,016

Dividends paid per share	$0.98	$0.91